Contact:	Kevin Flanagan Enterasys Networks 978-684-1473 kflanaga@enterasys.com
Acquisition of Enterasys Networks Completed
Shareholders to receive $13.92 in cash per common share
ANDOVER, Mass.—March 1, 2006—Enterasys Networks, Inc. (NYSE: ETS), the Secure Networks Company™, today announced the completion of the acquisition of the Company by a group of private investors led by The Gores Group, LLC and Tennenbaum Capital Partners, LLC. Under the terms of the merger agreement, which was approved by Enterasys shareholders on February 16, each outstanding share of Enterasys common stock was converted into the right to receive $13.92 in cash. Enterasys common stock will no longer be publicly traded following the close of trading today.
The Company has appointed Computershare Trust Company as its paying agent. Within approximately five days, the paying agent will distribute letters of transmittal and instructions to shareholders of record, which will tell them how to surrender their stock in exchange for the merger consideration. Shareholders should expect payment for their shares within approximately 10 business days after the paying agent receives properly completed letters of transmittal and required accompanying documentation. Questions and correspondence related to the transaction should be directed to Computershare at 1-800-254-5196 (U.S. shareholders) or 1-781-575-3839 (brokers and shareholders outside of the U.S.).
About Enterasys Networks
Enterasys Networks—the Secure Networks Company TM—provides enterprises with the most integrated, up-to-date portfolio of security-enabled network infrastructure products, centralized command and control software, and advanced security applications available today. Information about the company’s award-winning line of policy-enabled switches, routers, wireless products, security software, and services is available at www.enterasys.com. (ETS-F)

Acquisition of Enterasys Networks Completed, p. 2
This news release contains forward-looking statements regarding future events, activities and financial performance, such as management’s expectations regarding future revenue and cash flow; strategic relationships and market opportunities; product development; and other business strategies and objectives. These statements may be identified with such words as “we expect,” “we believe,” “we anticipate,” or similar indications of future expectations. These statements are neither promises nor guarantees, and actual future financial performance, events and activities may differ materially. Readers are cautioned not to place undue reliance on these statements, which speak only as of the date hereof. We expressly disclaim any obligation to update such statements publicly to reflect changes in the expectations, assumptions, events or circumstances on which such statements may be based or that may affect the likelihood that actual results will differ materially.
Some risks and uncertainties that may cause actual results to differ materially from these forward-looking statements include, but are not limited to: risks associated with the proposed merger; worldwide and regional economic uncertainty and recent political and social turmoil may continue to negatively affect our business and revenue; we have a history of losses in recent years and may not operate profitably in the future; our quarterly operating results may fluctuate, which could cause us to fail to meet quarterly operating targets and result in a decline in our stock price; we earn a substantial portion of our revenue for each quarter in the last month of each quarter, which reduces our ability to accurately forecast our quarterly results and increases the risk that we will be unable to achieve previously forecasted results; we continue to introduce new products, and if our customers delay product purchases or choose alternative solutions, or if sales of new products are not sufficient to offset declines in sales of older products, our revenue could decline, we may incur excess and obsolete inventory charges, and our financial condition could be harmed; we may be unable to upgrade our indirect distribution channels or otherwise enhance our selling capabilities, which may hinder our ability to grow our customer base and increase our revenue; we have experienced significant changes in senior management and our current management team has been together for only a limited time, which could limit our ability to achieve our objectives and effectively operate our business; there is intense competition in the market for enterprise network equipment, which could prevent us from increasing our revenue and achieving profitability; a portion of the enterprises we sell to rely in whole or in part on public funding and often face significant budgetary pressure, and if these customers must delay, reduce or forego purchasing from us, our revenues could be harmed; we depend upon a limited number of contract manufacturers for substantially all of our manufacturing requirements, and the loss of any of our primary contract manufacturers would impair our ability to meet the demands of our customers; and those additional risks and uncertainties discussed in our most recent filings with the Securities and Exchange Commission, including our quarterly report on Form 10-Q for the fiscal quarter ended October 1, 2005.
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